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                                   EXHIBIT 32

        CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     In connection with the Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ending January 29, 2005, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

          1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

                                          By: /s/ Byron L. Bergren
                                              ----------------------------------
                                              Byron L. Bergren
                                              President and Chief
                                              Executive Officer and Director

                                          By: /s/ James H. Baireuther
                                              ----------------------------------
                                              James H. Baireuther
                                              Vice Chairman, Chief
                                              Administrative Officer and
                                              Chief Financial Officer

DATE: April 12, 2005

     A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.